Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Pacific Northwest Bancorp (the “Company”) for the quarter ending March 31, 2003 as filed on the date hereof (the “Report”), I, Patrick M. Fahey, President and Chief Executive Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 7, 2003

/s/ Patrick M. Fahey
Patrick M. Fahey
Chairman, President and Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of Pacific Northwest Bancorp (the “Company”) for the quarter ending March 31, 2003 as filed on the date hereof (the “Report”), I, Bette J. Floray, Executive Vice President and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 7, 2003

/s/ Bette J. Floray
Bette J. Floray
Executive Vice President and Chief Financial Officer